                                                                     EXHIBIT 4.1


                  FIRST AMENDMENT AND WAIVER TO LOAN AGREEMENT


            THIS FIRST AMENDMENT AND WAIVER AGREEMENT ("Amendment") made this 11th day of May, 1998, among KATZ DIGITAL TECHNOLOGIES, INC., a Delaware corporation, having its principal place of business at 21 Penn Plaza, New York, New York 10001 ("Borrower"), ADVANCED DIGITAL SERVICES, INC., a New York corporation, having its principal place of business at 21 Penn Plaza, New York, New York 10001, KATZ N.Y. ACQUISITION, INC., a Delaware corporation, having its principal place of business at 21 Penn Plaza, New York, New York 10001 ("KNYA" or "Guarantor") and THE BANK OF NEW YORK, a New York banking corporation, having an office at 530 Fifth Avenue, New York, New York 10036 (the "Bank").

                              W I T N E S S E T H :

            WHEREAS, the Borrower, the Guarantors and the Bank entered into a Loan Agreement dated as of the 8th day of January, 1998 (hereinafter the "Agreement"); and

            WHEREAS, the Bank has made loans to the Borrower as evidenced by certain promissory notes of the Borrower and specifying interest to be paid thereon; and

            WHEREAS, the Borrower has requested that the Bank agree to certain waivers of covenants in the Agreement and to certain amendments to the Agreement.

            NOW, THEREFORE, in consideration of Ten ($10.00) Dollars and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Guarantors and the Bank do hereby agree as follows:

            1. Defined Terms. As used in this Amendment, capitalized terms, unless otherwise defined, shall have the meanings set forth in the Agreement.

            2. Representations and Warranties. As an inducement for the bank to enter into this Amendment, the Borrower and each Guarantor represents and warrants as follows:

               (a) That with respect to the Agreement and the Loan Documents executed in connection therewith and herewith:

                   (i) There are no defenses or offsets to the Borrower's or any
               Guarantor's obligations under the Agreement, under the Agreement as amended hereby, the Notes or any of the other Loan Documents or any other agreements in favor of the Bank referred to in the Agreement, and if any such defenses or offsets exist without the knowledge of the Borrower or any Guarantor, the same are hereby waived;

                   (ii) All of the representations and warranties made by the
               Borrower and any Guarantor in the Agreement or in the Agreement as amended hereby are true and correct in all material respects as if made on the date hereof, except for those made with respect to a particular date, which such representations and warranties are restated as of such date; and

                   (iii) The outstanding aggregate principal balance of (x) the
               Term Loan as evidenced by the Term Loan Note is $5,625,000.00 and interest has been paid through April 13, 1998 and (y) the Revolving Credit Loans as evidenced by the Revolving Credit Note is $4,489,000.00 and interest has been paid through April 13, 1998 on those Revolving Credit Loans that are Eurodollar Loans and through April 30, 1998 on those Revolving Credit Loans that are Alternate Base Rate Loans.

            3. Waiver. The Bank hereby waives any Default or Event of Default occurring prior to the date hereof as a result of the failure of the Borrower to comply with Section 5.01(b)(ix), Section 5.01(n) and Section 5.03(d) of the Agreement.

            4. Amendments. The following amendments are hereby made to the
Agreement:

               (a) The definition of "Maturity Date" shall be amended to read as follows:

"MATURITY DATE" means (i) with respect to the Term Loan and the Term Loan Note, March 30, 2001, and (ii) with respect to the Revolving Credit Loans and the Revolving Credit Note, December 31, 2001. If the term "Maturity Date" is used herein without reference to either the Term Loan or the Revolving Credit Loans, it shall be deemed to refer to December 31, 2001."

               (b) Section 2.03 of the Agreement shall be amended to read in its entirety as follows:

"SECTION 2.03. REPAYMENT OF TERM LOAN NOTE. The principal balance of the Term Loan Note shall be payable in thirteen (13) quarterly installments, each due on the last Business Day of each calendar quarter beginning on the first such day after the Drawdown and continuing on the last Business Day of each calendar quarter thereafter. The first such quarterly installment shall be in the principal amount of $375,000.00, each of the next eleven (11) such quarterly principal installments shall be in the principal amount of $500,000.00 and the thirteenth (13th) such quarterly principal installment shall be in an amount equal to the then outstanding principal balance of the Term Loan Note."

               (c) Section 5.01(n) of the Agreement shall be amended to read in its entirety as follows:

"(n) Landlord Lien Waivers. Deliver to the Bank, not later than June 30, 1998, the landlord lien waivers required by Section 3.01(1) of this Agreement."

               (d) Section 5.02(l) of the Agreement shall be amended to read in its entirety as follows:

"(l) Losses. Incur a net loss (i) for either of the fiscal quarters ending June 30, 1998 or September 30, 1998 or (ii) for any fiscal year."

               (e) Sections 5.03(b), (c) and (d) of the Agreement shall be amended to read in their entirety as follows:

"(b) Fixed Charge Coverage Ratio. The Borrower will maintain a Fixed Charge Coverage Ratio (to be tested quarterly, and except as set forth in (i) and (ii) below for the four fiscal quarters then ended) of not less than (i) 1.15 to 1.00 for the fiscal quarter ending March 31, 1998; (ii) 1.20 to 1.00 for the two fiscal quarters ending June 30, 1998, and for the three fiscal quarters ending September 30, 1998; (iii) 1.20 to 1.00 for the four fiscal quarters ending December 31, 1998; and (iv) 1.25 to 1.00 thereafter.

"(c) Funded Debt to EBITDA Ratio. The Borrower will maintain a Funded Debt to EBITDA Ratio (to be tested quarterly for the four fiscal quarters then ended) of not more than (i) for the fiscal quarter ending March 31, 1998, 2.25 to 1.00; and (ii) 2.75 to 1.00 for each fiscal quarter thereafter. For purposes of determining the Funded Debt to EBITDA Ratio, for the first three (3) fiscal quarters of the Borrower following the closing of the Speed Acquisition, EBITDA shall be measured only for the number of full or partial fiscal quarters that have been completed since the date of this Agreement and then annualized, subject to usual and customary year end adjustments, which adjustments shall be disclosed and satisfactory to the Bank.

"(d) Adjusted Tangible Net Worth. The Borrower will maintain Adjusted Tangible Net Worth of not less than (i) beginning on the day of the closing of the Speed Acquisition and through March 6, 1998, the actual Adjusted Tangible Net Worth as of the end of the day of such closing and from March 6, 1998 and through December 30, 1998, ($1,781,000.00); (ii) on December 31, 1998 and through
December 30, 1999, $425,000.00; and (iii) beginning on December 31, 1999 and on each succeeding December 31 and through the next succeeding December 30, $1,000,000.00 in excess of the amount of Adjusted Tangible Net Worth on the preceding December 31."

            5. Effectiveness. This Amendment shall become effective upon the occurrence of the following events and the receipt and satisfactory review by the Bank and its counsel of the following documents:

               (a) The Bank shall have received this Amendment, duly executed by the Borrower and each Guarantor and an endorsement to the Term Loan Note in the form of Exhibit A hereto, duly executed by the Borrower.

               (b) The Bank's counsel shall have been paid their fees and disbursements in connection with this Amendment.

            6. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

            7. Counterparts. This Amendment may be executed in nay number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

            8. Reaffirmation. By executing this Amendment, the Guarantors each reaffirm their obligations under their respective Guaranties.

            9. Ratification. Except as hereby amended, the Agreement and all other Loan Documents executed in connection therewith shall remain in full force and effect in accordance with their originally stated terms and conditions. The Agreement and all other Loan Documents executed in connection therewith, as amended hereby, are in all respects ratified and confirmed.

            IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the year and date first above written.

                                         KATZ DIGITAL TECHNOLOGIES, INC.

                                         By:    /s/ Gary Katz
                                                -------------------------------
                                                Gary Katz
                                                Chief Executive Officer

                                         ADVANCED DIGITAL SERVICES, INC.

                                         By:    /s/ Gary Katz
                                                -------------------------------
                                                Gary Katz
                                                Chief Executive Officer

                                         KATZ N.Y. ACQUISITION, INC.

                                         By:    /s/ Gary Katz
                                                -------------------------------
                                                Gary Katz
                                                Chief Executive Officer

                                         THE BANK OF NEW YORK

                                         By:    /s/ Scott E. Silverstein
                                                -------------------------------
                                                Scott E. Silverstein
                                                Vice President

                                    EXHIBIT A

                                Endorsement No. 1


            The undersigned, Katz Digital Technologies, Inc. (the "Borrower") and The Bank of New York (the "Bank") hereby amend the Term Loan Note of the Borrower dated January 8, 1998 to which this Endorsement No. 1 is attached (the "Note") as hereinafter set forth. The Note has been issued pursuant to the Loan Agreement described therein. The Loan Agreement has been amended by an Amendment of even date herewith and this Endorsement No. 1 is to amend the Note to conform to the Amendment. Accordingly, the Note is hereby amended to the extent that the amount, the situs of execution and delivery, the date and the first paragraph are deleted and the following is substituted therefor:

            $6,000,000.00                         New York, New York
                                                  January 8, 1998

            FOR VALUE RECEIVED, KATZ DIGITAL TECHNOLOGIES, INC., a Delaware corporation, having its principal place of business at 21 Penn Plaza, New York, New York 10001 ("Borrower") promises to pay to the order of THE BANK OF NEW YORK ("Bank") at its office located at 530 Fifth Avenue, New York, New York 10036, the principal sum of Six Million ($6,000,000.00) Dollars in thirteen (13) quarterly principal installments, each due on the last Business Day of each calendar quarter beginning on the last Business Day of March 1998 and continuing on the last Business Day of each calendar quarter thereafter. The first such quarterly installment shall be in the principal amount of $375,000.00, each of the next eleven (11) such quarterly principal installments shall be in the principal amount of $500,000.00 and the thirteenth (13th) such quarterly principal installment shall be in an amount equal to the then outstanding principal balance of this Note.

            Except as expressly amended by this Endorsement No. 1, all the terms and conditions of the Note shall continue in full force and effect.

            This Endorsement No. 1 shall be effective as of May __, 1998.


                                        KATZ DIGITAL TECHNOLOGIES, INC.

                                        By:   __________________________________
                                              Gary Katz
                                              Chief Executive Officer

                                        THE BANK OF NEW YORK

                                        By:   __________________________________
                                              Scott E. Silverstein
                                              Vice President

                                Endorsement No. 1


            The undersigned, Katz Digital Technologies, Inc. (the "Borrower") and The Bank of New York (the "Bank") hereby amend the Term Loan Note of the Borrower dated January 8, 1998 to which this Endorsement No. 1 is attached (the "Note") as hereinafter set forth. The Note has been issued pursuant to the Loan Agreement described therein. The Loan Agreement has been amended by an Amendment of even date herewith and this Endorsement No. 1 is to amend the Note to conform to the Amendment. Accordingly, the Note is hereby amended to the extent that the amount, the situs of execution and delivery, the date and the first paragraph are deleted and the following is substituted therefor:

            $6,000,000.00                             New York, New York
                                                      January 8, 1998

            FOR VALUE RECEIVED, KATZ DIGITAL TECHNOLOGIES, INC., a Delaware corporation, having its principal place of business at 21 Penn Plaza, New York, New York 10001 ("Borrower") promises to pay to the order of THE BANK OF NEW YORK ("Bank") at its office located at 530 Fifth Avenue, New York, New York 10036, the principal sum of Six Million ($6,000,000.00) Dollars in thirteen (13) quarterly principal installments, each due on the last Business Day of each calendar quarter beginning on the last Business Day of March 1998 and continuing on the last Business Day of each calendar quarter thereafter. The first such quarterly installment shall be in the principal amount of $375,000.00, each of the next eleven (11) such quarterly principal installments shall be in the principal amount of $500,000.00 and the thirteenth (13th) such quarterly principal installment shall be in an amount equal to the then outstanding principal balance of this Note.

            Except as expressly amended by this Endorsement No. 1, all the terms and conditions of the Note shall continue in full force and effect.

            This Endorsement No. 1 shall be effective as of May 11, 1998.


                                           KATZ DIGITAL TECHNOLOGIES, INC.

                                           By:  /s/ Gary Katz
                                                --------------------------------
                                                Gary Katz
                                                Chief Executive Officer

                                           THE BANK OF NEW YORK

                                           By:  /s/ Scott E. Silverstein
                                                --------------------------------
                                                Scott E. Silverstein
                                                Vice President